EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
DARLING AND NATIONAL BY-PRODUCTS
      The following selected unaudited pro forma condensed combined financial statements give effect to the acquisition of substantially all of the assets of National By-Products by Darling under the purchase method of accounting. The pro forma adjustments are made as if the acquisition had been completed on January 2, 2005 and January 1, 2006 for the results of operations data for the year ended December 31, 2005 and the three months ended April 1, 2006, respectively, and as of April 1, 2006 for balance sheet purposes.
      These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The final purchase price allocation, which management expects to complete by the end of fiscal 2006, may differ significantly from the accompanying pro forma financial statements.
      These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Darling and the historical financial statements and accompanying notes of National By-Products. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 1, 2006

		National	Pro Forma		Pro Forma
	Darling	By-Products	Adjustments	Notes	Combined

	(In thousands)
Assets
Cash and cash equivalents	$37,188	$6,179	$(36,179)	(a)	$7,188
Restricted cash	2,338				2,338
Accounts receivables, net	22,468	13,355			35,823
Inventories	6,829	7,947			14,776
Prepaid expenses	5,726				5,726
Deferred income taxes	6,594				6,594
Other current assets	9	1,199			1,208

Total current assets	81,152	28,680	(36,179)		73,653
Property, plant and equipment, net	84,505	35,290	17,765	(b)	137,560
Collection routes and contracts, net	11,480		25,740	(b)	37,220
Goodwill	4,429	2,560	59,424	(b)	66,413
Deferred loan costs	2,616		(516)	(c)	2,100
Other assets	2,290	454			2,744

Total assets	$186,472	$66,984	$66,234		$319,690

Liabilities and Stockholders’ Equity
Current portion of long-term debt	5,022				5,022
Accounts payable and cash overdraft	7,726	8,356			16,082
Accrued expenses	26,297	3,747	403	(d)	30,447
Accrued interest	57				57

Total current liabilities	39,102	12,103	403		51,608
Long-term debt	43,250		49,500	(e)	92,750
Other non-current liabilities	27,663	3,731			31,394
Deferred income taxes	1,972		(994)	(c)	978

Total liabilities	111,987	15,834	48,909		176,730
Stockholders’ Equity:
Common stock	645		163	(f)	808
Additional paid in capital	78,481		70,337	(f)	148,818
Treasury stock	(172)				(172)
Accumulated other comprehensive loss	(9,282)	(1,402)	1,402	(g)	(9,282)
Retained earnings	4,813		(2,025)	(c),(d)	2,788
Unearned compensation	—				—
Members’ capital		52,552	(52,552)	(g)	—

Total stockholders’ equity	74,485	51,150	17,325		142,960

Total Liabilities and Equity	$186,472	$66,984	$66,234		$319,690

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the fiscal year ended December 31, 2005

		National	Pro Forma			Pro Forma
	Darling	By-Products	Adjustments	Notes		Combined

	(In thousands, except per share data)
Condensed Combined Statements of Operations Data:
Net sales	$308,867	$188,172	—			$497,039

Cost of sales and operating expenses	241,707	152,568				394,275
Selling, general and administrative	35,240	9,707				44,947
Depreciation and amortization	15,787	6,159	605	(h	)	22,551
Loss on disposals of property & equipment and other		322				322

Total operating expenses	292,734	168,756	605			462,095
Operating Income	16,133	19,416	(605)			34,944
Interest expense	(6,157)	(146)	(1,798)	(i	)	(8,101)
Other income/(expense), net	903	310				1,213

Total other income/(expense)	(5,254)	164	(1,798)			(6,888)
Income/(loss) from continuing operations before income taxes	10,879	19,580	(2,403)			28,056
Income tax expense/(benefit)	3,184	—	6,527	(j	)	9,711

Income/(loss) from continuing operations	$7,695	$19,580	$(8,930)			$18,345

Per share data:
Income from continuing operations per share:
Basic	$0.12					$0.23

Diluted	$0.12					$0.23

Weighted average number of shares outstanding:
Basic	63,929		16,341			80,270
Diluted	64,525		16,341			80,866
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the three months ended April 1, 2006

		National	Pro Forma			Pro Forma
	Darling	By-Products	Adjustments	Notes		Combined

	(In thousands, except per share data)
Condensed Combined Statements of Operations Data:
Net sales	$76,400	$50,724	—			$127,124

Cost of sales and operating expenses	60,681	40,888				101,569
Selling, general and administrative	9,687	2,442				12,129
Depreciation and amortization	4,133	1,463	151	(h	)	5,747
(Gain) Loss on disposals of property & equipment and other		(46)				(46)

Total operating expenses	74,501	44,747	151			119,399
Operating Income	1,899	5,977	(151)			7,725
Interest expense	(1,542)	(16)	(496)	(i	)	(2,054)
Other income/(expense), net	231	—				231

Total other income/(expense)	(1,311)	(16)	(496)			(1,823)
Income/(loss) from continuing operations before income taxes	588	5,961	(647)			5,902
Income tax expense/(benefit)	222	—	2,019	(j	)	2,241

Income/(loss) from continuing operations	$366	$5,961	$(2,666)			$3,661

Per share data:
Income from continuing operations per share:
Basic	$0.01					$0.05

Diluted	$0.01					$0.05

Weighted average number of shares outstanding:
Basic	63,952		16,341			80,293
Diluted	64,772		16,341			81,113
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation and New Accounting Pronouncements
      These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of Darling and National By-Products giving effect to the acquisition and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.
      The acquisition will be accounted for using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States, with Darling treated as the “acquiror” and National By-Products as the acquired company.
      The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Darling and National By-Products, for the fiscal year ended December 31, 2005, and the three months ended April 1, 2006, giving effect to the acquisition and related events as if they had been consummated on January 2, 2005 and January 1, 2006, respectively. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of Darling and the historical consolidated balance sheet of National By-Products, giving effect to the acquisition and related events as if they had been consummated on April 1, 2006.
      The unaudited pro forma condensed combined income statements do not reflect operational and administrative cost savings, which are referred to as synergies, that management of the combined company estimates may be achieved as a result of the acquisition, or other incremental costs that may be incurred as a direct result of the acquisition.

2.	Purchase Price and Financing Considerations

Purchase Price
      For purposes of presentation in the unaudited pro forma condensed combined financial information, the preliminary estimate of the purchase price for National By-Products is assumed to be as follows:

(In thousands)
Share consideration (see Financing Considerations below)	$70,500
Cash consideration	70,500
Working capital adjustment (additional cash consideration)	2,750
Estimated transaction costs	6,250

Estimated purchase price	$150,000

      The tangible and intangible assets and liabilities assumed of National By-Products will be recorded as of the closing date of the acquisition, at their respective fair values, and added to those of Darling. The reported financial position and results of operations of Darling after completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of National By-Products. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

     The final purchase price allocation, which will be determined subsequent to the closing of the acquisition, and its effect on results of operations, may differ significantly from the pro forma amounts included in this section, although these amounts represent management’s best estimate.
      For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of tangible and intangible assets and liabilities assumed as follows:

(In thousands)
Book value of net assets acquired at April 1, 2006	$42,411
Remaining allocation:
Adjustment to record property, plant and equipment at fair value	17,765
Deferred financing costs	2,100
Identifiable intangible assets at fair value(1)	25,740
Goodwill	61,984

Estimated purchase price	$150,000

(1)	Darling estimates that substantially all of the acquired identifiable intangible assets will be attributable to the following categories:

	Estimated Fair	Estimated Useful	Estimated Annual
	Value	Lives	Amortization

	(In thousands)		(In thousands)
Non-compete Agreements	$140	5 years	$28
Permits	20,500	20 years	1,025
Customer Relationships	5,100	20 years	255
      Darling recognizes that if the final valuation, which is expected to be completed within three to six months from the completion of the acquisition, derives different amounts from their estimate, Darling will adjust these expected identifiable intangible amounts to those amounts. Any adjustments could result in additional depreciation or amortization expense from that included in “pro forma” adjustments.
      In accordance with the requirements of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the goodwill associated with the acquisition will not be amortized.

Financing Considerations
      Darling issued approximately 16.3 million shares of Darling common stock (“Closing Issued Shares”) to National By-Products in the acquisition. The asset purchase agreement contains a true-up adjustment in which additional shares (the “Contingent Shares”) may be issuable to the seller based on Darling’s stock price for an average of 90 days ending on the last day of the 13th month following the date of closing (the “True-up Market Price”). To the extent the True-up Market Price exceeds $4.31, no Contingent Shares will be issuable. If the True-up Market Price is less than $4.31, the number of Contingent Shares issuable is determined by dividing the “Value Gap” by the greater of $3.60 and the True-up Market Price.

     The Value Gap is determined by multiplying the number of shares issued at closing by the excess of (i) $4.31 over (ii) the greater of the True-up Market Price and $3.60. Only those Closing Issued Shares that have not been transferred (except by gift or into trust) as of the date used to calculate the True-up Market Price will be eligible for the Contingent Shares.
      Since the price of Darling’s common stock on July 19, 2006 exceeds $4.31, there is currently no estimated Value Gap. However, the Value Gap used to calculate the Contingent Shares will not be known until the True-up Market Price is determined. In accordance with EITF 97-15, “Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination,” the value of any Contingent Shares issued will be recorded in stockholders’ equity.

3.	Pro Forma Adjustments
      Adjustments included in the column under the heading “Pro Forma Adjustments” in both the unaudited pro forma combined balance sheet and statements of operations correspond with the following:

Pro Forma Balance Sheet Adjustments
      a. The adjustment represents Darling cash paid in the acquisition of $30.0 million and the adjustment of $6.2 million of National By-Products cash not received in the acquisition. As discussed above, the cash consideration of $70.5 million, the estimated working capital adjustment of $2.8 million and the estimated transaction costs of $6.2 million total $79.5 million, of which $30.0 million will be paid from existing cash and $49.5 million will be paid from additional bank borrowings.
      b. The adjustments represent the estimated value of identifiable intangible assets of $25.7 million and the estimated value of goodwill acquired in the acquisition of $59.3 million, including $2.6 million of goodwill included in National By-Products’ balance sheet at April 1, 2006. The tangible fixed assets have an estimated value of $53.1 million.
      c. The adjustment represents $2.1 million of deferred financing costs incurred in the acquisition, which is offset by the write-off of $2.6 million in deferred financing costs included in Darling’s balance sheet at April 1, 2006. The $2.6 million in deferred financing costs will be written-off due to the replacement of the existing debt facility, which will result in a $1.6 million reduction in retained earnings after adjusting for a $1.0 million deferred income benefit.
      d. The board of directors has approved a bonus to management of $650,000, which is payable upon consummation of the acquisition. The bonus will result in a charge of $650,000 and a corresponding tax benefit of $247,000 at closing.
      e. The adjustments represent $49.5 million of debt used to finance the cash portion of the purchase consideration.
      f. The adjustments represent the issuance of 16.3 million shares, par value $0.01 per share, at an estimated value of $70.5 million, of which $70.3 million will be recorded as additional paid-in capital.
      g. The adjustment represents the elimination of National By-Products’ members’ capital and accumulated other comprehensive loss.

Pro Forma Statements of Operations Adjustments
      h. The adjustment to depreciation and amortization represents depreciation and amortization of certain acquired tangible and intangibles. Following the acquisition, Darling expects to amortize the estimated fair value of the identifiable intangible assets of approximately $25.7 million with finite lives on a straight-line basis over estimated average useful lives of 5-20 years. The fair value of the acquired tangible assets is estimated to be $53.1 million with estimated useful lives of 3 to 24 years.
      i. The adjustment represents additional interest from $97.8 million in bank debt, which will replace $48.3 million in debt outstanding at April 1, 2006 and which will be used to finance the cash portion of the purchase price. Darling is assuming that it will replace its existing term loan, which has a balance outstanding of $13.3 million at April 1, 2006, and its subordinated loan, which has a balance outstanding of $35 million at April 1, 2006, with a new $50 million term loan (“Term Loan”). The Term Loan is assumed to have an interest rate of LIBOR plus 175 points, which is assumed to be 7.16% for purposes of determining the interest adjustment. The adjustment also includes $47.8 million in borrowings, which it is assumed that Darling will borrow under a new revolver with an interest rate of LIBOR plus 175 basis points which is assumed to be 7.0% for purposes of determining the interest adjustment. The adjustment also includes adjusted amortization of deferred financing fees. The prior deferred fees have been replaced with $2.1 million in new fees related to the new debt agreements, which will be amortized over the lives of such facilities of 5 to 6 years. The interest rates assumed in this paragraph are based on Darling’s new credit agreement dated April 7, 2006. The pro forma effect of a 1/8 point (0.125%) change in the interest rate of the variable rate debt of $47.8 million would be $59,750 for the year ended December 31, 2005 and $14,938 for the three months ended April 1, 2006.
      j. The adjustment represents the income taxes that would have been incurred had the acquisition occurred on January 2, 2005, assuming an effective tax rate of 38%.

4.	Cost Savings
      The unaudited pro forma condensed combined financial statements do not reflect the projected realization of annual recurring cost savings of approximately $1.0 million to $3.0 million in the first full year of operations. These savings are projected to result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure and reduced freight costs. Although management expects that cost savings will result from the acquisition, there can be no assurance these cost savings will be achieved at the projected levels or at all.